Exhibit 10.1

AMENDMENT No. 1 TO THE

BINDING LETTER OF INTENT
EXECUTED ON JUNE 12, 2020

THIS AMENDMENT NO. 1 (the “Amendment”) TO THE BINDING LETTER OF INTENT EXECUTED ON JUNE 12, 2020 (the “Letter of Intent”)is made as of July 10, 2020.

BETWEEN:

NET ELEMENT, INC.      (“NETE”)

AND:

MULLEN TECHNOLOGIES INC. (“Mullen”)

WHEREAS:

A.

On June 12, 2020, NETE and Mullen entered into the Letter of Intent that sets forth the principal terms of a proposed transaction through which NETE intends to acquire 100% of the applicable ownership interest of Mullen and its subsidiaries according to the terms of the Letter of Intent.

B.	NETE and Mullen are still completing due diligence on the proposed transaction and negotiating the definitive documents related to the proposed transactions.

C.

Section 17 of the Letter of Intent defines the term “Exclusivity Period” to be thirty days following the execution of the Letter of Intent. Both NETE and Mullen have agreed to extend the Exclusivity Period in the Letter of Intent an additional thirty days to August 11, 2020.

NOW THEREFORE, NETE and Mullen agree to amend the Letter of Intent by extending the Exclusivity Period by thirty days until August 11, 2020. All other provisions from the original Binding Letter of Intent shall remain unchanged.

IN WITNESS WHEREOF the parties have executed this Amendment as of the date above.

NETE ELEMENT, INC.	)	MULLEN TECHNOLOGIES INC.
)
)
	)	/s/ David Michery
/s/ Oleg Firer	)	David Michery, CEO
Oleg Firer, CEO	)